UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report – September 11, 2015

(Date of earliest event reported)

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35971	98-1108930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

(353)(1) 2546200

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2015, Allegion plc (“Allegion”), issued $300.0 million aggregate principal amount of its 5.875% Senior Notes due 2023 (the “Notes”) pursuant to an indenture, dated September 16, 2015 (the “Indenture”), among Allegion, as issuer, Allegion US Holding Company Inc. (“US Holding”), Von Duprin LLC (“Von Duprin”) and Schlage Lock Company LLC (“Schlage” and, together with US Holding and Von Duprin, the “Guarantors”), as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Allegion intends to use the net proceeds of the offering and cash on hand to repay approximately $300.0 million under Allegion’s revolving credit facility.

The Notes and the related guarantees have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Allegion’s and the Guarantors’ shelf registration statement on Form S-3 (File No. 333-206872) filed on September 11, 2015 with the Securities and Exchange Commission under the Securities Act.

The Notes are senior unsecured obligations of Allegion and rank equally with all of Allegion’s existing and future senior unsecured indebtedness. The guarantees of the Notes are senior unsecured obligations of each Guarantor and rank equally with all of such Guarantor’s existing and future senior unsecured indebtedness. The Notes and the related guarantees will be effectively subordinated to all of Allegion’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all of the existing and future liabilities of Allegion’s subsidiaries that do not guarantee the Notes.

Allegion will pay interest on the Notes semi-annually on March 15 and September 15, beginning March 15, 2016, to holders of record on the preceding March 1 and September 1, as the case may be. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes will mature on September 15, 2023. At any time prior to September 15, 2018, Allegion may redeem the Notes in whole or in part at any time and from time to time at a “make whole” redemption price. In addition, at any time prior to September 15, 2018, Allegion may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date, with the net cash proceeds of certain equity offerings. At any time on and after September 15, 2018, Allegion may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture, plus accrued interest to, but not including, the redemption date.

In the event of a change of control (as defined in the Indenture), Allegion will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued interest to, but not including, the purchase date.

The Indenture contains affirmative and negative covenants that, among other things, limit or restrict Allegion’s ability (as well as the ability of its subsidiaries) to: incur additional debt; provide guarantees; pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments; enter into agreements that restrict distributions from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of restricted subsidiaries; enter into transactions with affiliates; create or incur liens; and merge, consolidate or sell substantially all of our assets. These covenants are subject to a number of important qualifications, limitations and exceptions contained in the Indenture. In addition, certain covenants are subject to termination in the event that the Notes have investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”). The guarantees will be automatically released if the Notes have investment grade ratings from both Moody’s and S&P and in certain other circumstances.

Except as required by law, Allegion and each Guarantor will make payments on the Notes and each guarantee, as applicable, free of withholding or deduction for taxes or other governmental charges. If such a withholding or deduction is required by Allegion or a Guarantor, Allegion or such Guarantor will, subject to certain exceptions, be required to pay additional amounts so that the net amounts holders of the Notes receive will equal the amount holders of the Notes would have received if withholding or deduction had not been imposed. If, as a result of a change in law, Allegion or a Guarantor is required to pay such additional amounts, Allegion may redeem the Notes in whole but not in part at 100% of their principal amount, plus accrued and unpaid interest, if any, and additional amounts, if any, to the redemption date.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

A copy of the Indenture is attached hereto as Exhibit 4.1, and is incorporated by reference as though fully set forth herein. The foregoing descriptions of the Indenture are summaries only and are qualified in their entirety by the complete text of the Indenture attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 11, 2015, Allegion, US Holding, Von Duprin and Schlage entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom J.P. Morgan Securities LLC acted as representative, relating to the sale by Allegion of the Notes.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 11, 2015, among Allegion plc, the guarantors party thereto and J.P. Morgan Securities LLC.

4.1	Indenture, dated as of September 16, 2015, among Allegion plc, the guarantors party thereto and Wells Fargo Bank, National Association.

4.2	Form of Global Note representing the Notes (included in Exhibit 4.1).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox, Solicitors.

5.3	Opinion of Ice Miller LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges of Allegion plc.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.2).

23.3	Consent of Ice Miller LLP (included as part of Exhibit 5.3).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-206872).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGION PLC (Registrant)

Date: September 16, 2015	/s/ Patrick S. Shannon
Patrick S. Shannon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 11, 2015, among Allegion plc, the guarantors party thereto and J.P. Morgan Securities LLC.

4.1	Indenture, dated as of September 16, 2015, among Allegion plc, the guarantors party thereto and Wells Fargo Bank, National Association.

4.2	Form of Global Note representing the Notes (included in Exhibit 4.1).

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Arthur Cox, Solicitors.

5.3	Opinion of Ice Miller LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges of Allegion plc.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of Arthur Cox, Solicitors (included as part of Exhibit 5.2).

23.3	Consent of Ice Miller LLP (included as part of Exhibit 5.3).

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement (File No. 333-206872).